Exhibit 5.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
July 7, 2015	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
MCBC Holdings, Inc.	Frankfurt	San Diego
100 Cherokee Cove Drive	Hamburg	San Francisco
Vonore, Tennessee 37885	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:                             Registration Statement No. 333-203815;
Common stock, par value $0.01 per share

Ladies and Gentlemen:

We have acted as special counsel to MCBC Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 6,071,429 shares of common stock, $0.01 par value per share (the “Company Shares”), and the proposed sale by certain selling stockholders of up to 910,714 shares of common stock, $0.01 par value per share, subject to the exercise of the underwriters’ option to purchase additional shares (the “Additional Shares” and, together with the Company Shares, the “Shares”).  The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2015 (Registration No. 333-203815 as amended, the “Registration Statement”).  The term “Company Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus contained therein (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon the proper filing of the amended and restated certificate of incorporation of the Company, with the Secretary of State of the State of Delaware and when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP